Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	August 3, 2021
Contact:	Jeff Hedges
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter Ended June 30, 2021

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the three and six months ended June 30, 2021.

Operating Results for the Three and Six Months Ended June 30, 2021

Net income allocable to common stockholders for the three and six months ended June 30, 2021 was $45.6 million, or $1.65 per diluted share, and $73.5 million, or $2.66 per diluted share, respectively. Net operating income (“NOI”) attributable to the Company’s Same Park portfolio (defined below) for the three and six months ended June 30, 2021 was $73.2 million and $143.5 million, respectively, representing increases of 9.4% and 4.2% over the same periods in 2020.

The Company also reports NOI, a measure that is not defined in accordance with U.S. generally accepted accounting principles (“GAAP”), on a cash basis, which excludes non-cash rental income such as amortization of deferred rent receivable and other non-cash items, and also excludes rents that have been deferred or abated during the period. Same Park Cash NOI was $73.1 million and $143.0 million for the three and six months ended June 30, 2021, respectively, representing increases of 13.5% and 6.4% over the same periods in 2020. The increases in Same Park Cash NOI for the three and six months ended June 30, 2021 were driven by cash rental income growth of 10.7% and 5.8%, respectively, partially offset by growth in adjusted cost of operations of 4.2% and 4.4%, over the same periods in 2020.

The following table details the change in Same Park rental income for the three and six months ended June 30, 2021 and 2020 (in thousands):

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2021	2020	Change	2021	2020	Change
Rental income
Base rental income	$75,930	$74,268	$1,662	$149,590	$148,290	$1,300
Expense recovery income	24,701	22,607	2,094	49,594	46,429	3,165
Lease buyout income	316	257	59	693	514	179
Rent receivable write-off	38	(1,148)	1,186	29	(1,202)	1,231
Abatements	(110)	(863)	753	(207)	(863)	656
Deferrals	(78)	(3,638)	3,560	(287)	(3,638)	3,351
Deferral repayments	499	—	499	1,264	—	1,264
Fee Income	175	155	20	353	485	(132)

Cash Rental Income	101,471	91,638	9,833	201,029	190,015	11,014
Non-Cash Rental Income (1)	30	2,440	(2,410)	467	3,193	(2,726)

Total rental income	$101,501	$94,078	$7,423	$201,496	$193,208	$8,288

(1)	Non-cash rental income includes amortization of deferred rent receivable (net of write-offs), in-place lease intangible, tenant improvement reimbursements, and lease incentives.

Weighted average occupancy for the Company’s Same Park portfolio during the three and six months ended June 30, 2021 was 92.9% and 92.7%, respectively, compared to 92.2% and 92.5% for the same periods in 2020. Total portfolio weighted average occupancy was 92.9% and 92.6% during the three and six months ended June 30, 2021, respectively, compared to 91.6% and 92.3% for the same periods in 2020.

Additional detail on Same Park NOI and Same Park Cash NOI for the three and six months ended June 30, 2021 is provided in the Property Operations–Same Park Portfolio section below.

Funds from Operations (“FFO”), Core FFO, and Funds Available for Distribution (“FAD”)

FFO for the three and six months ended June 30, 2021 was $1.75 per share and $3.43 per share, respectively, representing increases of 10.7% and 3.8% from the same periods in 2020. The increases in FFO per share were the result of higher NOI as described above partially offset by higher general and administrative expense primarily driven by stock compensation expense and professional fees related to the reincorporation of PSB from the state of California to the state of Maryland during the second quarter of 2021.

FFO is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts and generally represents GAAP net income before (i) real estate depreciation and amortization expense, (ii) gains or losses on sales of operating properties, and (iii) land and impairment charges on real estate assets.

Core FFO, which the Company defines as FFO excluding the impact of (i) charges related to the redemption of preferred stock and (ii) other nonrecurring income or expense items as appropriate, was $1.77 per share and $3.44 per share for the three and six months ended June 30, 2021, respectively, representing increases of 11.7% and 4.3% from the same periods in 2020. For the three and six months ended June 30, 2021, the Company excluded in its presentation of Core FFO the one-time costs associated with the Company’s reincorporation as a Maryland corporation of $0.5 million. Core FFO per share was equal to FFO per share for the three and six months ended June 30, 2020.

FAD for the three and six months ended June 30, 2021 was $54.5 million and $104.8 million, respectively, representing increases of 22.2% and 11.6% from the same periods in 2020. The increases in FAD for the three and six months ended June 30, 2021 were attributable to higher Same Park Cash NOI and lower recurring capital expenditures. FAD is a non-GAAP measure that represents Core FFO adjusted to (i) deduct recurring capital improvements and capitalized tenant improvements and lease commissions and (ii) remove certain non-cash income or expenses, such as amortization of deferred rent receivable and stock compensation expense.

FFO, Core FFO, and FAD are not substitutes for GAAP net income. Other real estate investment trusts (“REITs”) may compute FFO, Core FFO, and FAD differently, which could inhibit comparability. The Company believes its presentation of FFO, Core FFO, and FAD assists investors and analysts in analyzing and comparing the operating and financial performance between reporting periods. Additional information about these measures is included on the Company’s quarterly report on Form 10-Q.

Leasing Production 1

During the three and six months ended June 30, 2021, the Company executed leases on 1.9 million and 3.9 million square feet, respectively, compared to 1.8 million and 3.6 million square feet for the three and six months ended June 30, 2020, respectively. Weighted average cash rental rate growth on leases executed during the three and six months ended June 30, 2021 was 3.1% and 4.4%, respectively, while average net effective rent2 growth was 10.6% and 12.7% for the same periods. The average lease term of all leases executed during the three months ended June 30, 2021 was 3.3 years, with associated average transaction costs (tenant improvements and leasing commissions) of $2.77 per square foot. For comparative purposes, average lease term and transaction costs on leases executed during the three months ended June 30, 2020 were 3.2 years and $2.30 per square foot, respectively.

Property Operations–Same Park Portfolio

The Company believes that evaluation of the Same Park portfolio, defined as all properties owned and operated as of June 30, 2021 that were acquired prior to January 1, 2019, provides an informative view of how the Company’s portfolio has performed over comparable periods. As of June 30, 2021, the Same Park portfolio consisted of 26.3 million rentable square feet, or 95.3% of the Company’s 27.6 million total rentable square feet, excluding the Company’s 95.0% interest in a 395-unit multifamily property. For the three and six months ended June 30, 2021 and for all comparative periods presented herein, the Company has excluded a 244,000 square foot office park located in Herndon, Virginia, which was held for sale as of June 30, 2021. The Company also excluded a 198,000 square foot office oriented flex business park located in Chantilly, Virginia, which sold in June 2021.

[1]	Leasing Production excludes assets held for sale as of June 30, 2021.
[2]	Net effective rent represents average rental payments for the term of a lease on a straight-line basis in accordance with GAAP and excludes operating expense reimbursements.

The following table presents the unaudited operating results of the Company’s Same Park portfolio for the three and six months ended June 30, 2021 and 2020 (in thousands, except per square foot amounts):

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2021	2020	Change	2021	2020	Change
Rental income
Cash Rental Income (1)	$101,471	$91,638	10.7%	$201,029	$190,015	5.8%
Non-Cash Rental Income (2)	30	2,440	(98.8%)	467	3,193	(85.4%)

Total rental income	101,501	94,078	7.9%	201,496	193,208	4.3%
Adjusted Cost of Operations (3)
Property taxes	11,155	11,102	0.5%	22,579	22,158	1.9%
Utilities	4,323	4,027	7.4%	8,960	8,999	(0.4%)
Repairs and maintenance	5,805	5,586	3.9%	11,274	10,950	3.0%
Compensation	4,114	3,886	5.9%	8,394	8,156	2.9%
Snow removal	9	—	100.0%	1,028	71	1,347.9%
Property insurance	1,171	856	36.8%	2,349	1,735	35.4%
Other expenses	1,753	1,724	1.7%	3,430	3,492	(1.8%)

Total Adjusted Cost of Operations	28,330	27,181	4.2%	58,014	55,561	4.4%

NOI (4)	$73,171	$66,897	9.4%	$143,482	$137,647	4.2%

Cash NOI (5)	$73,141	$64,457	13.5%	$143,015	$134,454	6.4%

Selected Statistical Data
Rentable square footage at period end	26,271	26,271	—	26,271	26,271	—
NOI margin (6)	72.1%	71.1%	1.4%	71.2%	71.2%	—
Cash NOI margin (7)	72.1%	70.3%	2.6%	71.1%	70.8%	0.4%
Weighted average square foot occupancy	92.9%	92.2%	0.8%	92.7%	92.5%	0.2%
Revenue per occupied square foot (8)	$16.63	$15.53	7.1%	$16.55	$15.90	4.1%
Revenue per available foot (RevPAF) (9)	$15.45	$14.32	7.9%	$15.34	$14.71	4.3%
Cash Rental Income per occupied square foot (10)	$16.63	$15.13	9.9%	$16.52	$15.64	5.6%
Cash Rental Income per available foot (11)	$15.45	$13.95	10.8%	$15.30	$14.47	5.7%

(1)

Cash Rental Income represents rental income excluding Non-Cash Rental Income (defined below). Detail of the components of Cash Rental Income can be found in the table presented under operating results above.

(2)

Non-Cash Rental Income represents amortization of deferred rent receivable (net of write-offs), in-place lease intangible, tenant improvement reimbursements, and lease incentives. Same Park Non-Cash Rental Income is presented net of deferred rent receivable write-offs of $0.1 million and $2.4 million for the three months ended June 30, 2021 and 2020, respectively, and $0.2 million and $2.4 million for the six months ended June 30, 2021 and 2020, respectively.

(3)

Adjusted Cost of Operations, as presented above, excludes stock compensation expense for employees whose compensation expense is recorded in cost of operations, which can vary significantly period to period based upon the performance of the Company.

(4)

The Company utilizes NOI, a non-GAAP financial measure, to evaluate the operating performance of its properties. The Company defines NOI as rental income less Adjusted Cost of Operations. The Company believes NOI assists investors in analyzing the performance of its real estate by excluding (i) corporate overhead (i.e., general and administrative expense) because it does not relate to the direct operating performance of the real estate, (ii) depreciation and amortization expense because it does not accurately reflect changes in the fair value of the real estate, and (iii) stock compensation expense because this expense item can vary significantly from period to period and thus impact comparability across periods.

(5)

The Company utilizes Cash NOI, a non-GAAP financial measure, to evaluate the cash flow performance of its properties and believes investors utilize this metric for the same purpose. The Company defines Cash NOI as Cash Rental Income less Adjusted Cost of Operations.

(6)	NOI margin is computed by dividing NOI by rental income.
(7)	Cash NOI margin is computed by dividing Cash NOI by Cash Rental Income.
(8)

Revenue per occupied square foot is computed by dividing rental income for the period by weighted average occupied square feet for the same period. Revenue per occupied square foot for the three and six month periods shown is annualized.

(9)

Revenue per Available Square Foot (RevPAF) is computed by dividing rental income for the period by weighted average available square feet for the same period. RevPAF for the three and six month periods shown is annualized.

(10)

Cash Rental Income per occupied square foot is computed by dividing Cash Rental Income for the period by weighted average occupied square feet for the same period. Cash rental income per occupied square foot for the three and six month periods shown is annualized.

(11)

Cash Rental Income per Available Square Foot is computed by dividing Cash Rental Income for the period by weighted average available square feet for the same period. Cash rental income per available square foot for the three and six month periods shown is annualized.

The following table summarizes unaudited selected quarterly financial data with respect to the Same Park portfolio (in thousands, except per square foot amounts):

	For the Three Months Ended
	March 31	June 30	September 30	December 31
Rental income
2021	$99,995	$101,501	$—	$—
2020	$99,130	$94,078	$97,893	$97,937

Adjusted Cost of Operations (1)
2021	$29,684	$28,330	$—	$—
2020	$28,380	$27,181	$29,142	$28,624

NOI (1)
2021	$70,311	$73,171	$—	$—
2020	$70,750	$66,897	$68,751	$69,313

Weighted average square foot occupancy
2021	92.4%	92.9%	—	—
2020	92.8%	92.2%	92.3%	92.0%

Revenue per occupied square foot (1)
2021	$16.47	$16.63	$—	$—
2020	$16.27	$15.53	$16.15	$16.21

RevPAF (1)
2021	$15.23	$15.45	$—	$—
2020	$15.09	$14.32	$14.91	$14.91

(1)	Defined in Property Operations–Same Park Portfolio table.

COVID-19 Pandemic/Rent Collections Update

The COVID-19 pandemic has had and is expected to continue to have an impact on our operations and capital plans. During the three months ended June 30, 2021, the Company granted $0.1 million of rent deferral and $0.1 million of rent abatement, which was significantly lower than $3.8 million of rent deferral and $0.9 million of abatement granted at the initial onset of the COVID-19 pandemic during the three months ended June 30, 2020. During the six months ended June 30, 2021, the Company granted $0.3 million of rent deferral and $0.2 million of rent abatement. Since the onset of the COVID-19 pandemic, the Company entered into rent relief agreements consisting of $5.9 million of rent deferrals and $1.5 million of rent abatements. As of June 30, 2021, the 352 current customers that received rent relief account for 10.4% of rental income. As of June 30, 2021, the Company collected $4.3 million of rent deferral repayment, representing 99.2% of the amounts scheduled to be repaid through June 2021. An additional $0.6 million of rent deferral repayment is scheduled to be repaid by customers between July 1, 2021 and December 31, 2021, with another $0.8 million thereafter.

As of August 2, 2021, the Company had collected 99.4% of revenue billed during the six months ended June 30, 2021. The Company noted that the second quarter of 2021 marked the fourth consecutive quarter of normal accounts receivable write-off activity. During the three and six months ended June 30, 2021, the Company wrote off $0.0 of accounts receivable, net of recoveries, compared to $1.2 million written off during both the three and six months ended June 30, 2020. During the three and six months ended June 30, 2021, the Company wrote off $0.1 million and $0.2 million of deferred rent receivable, respectively, which is significantly lower than the $2.4 million written off during both the three and six months ended June 30, 2020.

As of August 2, 2021, the Company had open rent relief requests from approximately 1% of its customers. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Certain Factors that May Impact Future Results–Impact of COVID-19 Pandemic” in our Form 10-Q for the quarter ended June 30, 2021 for more information.

Dispositions Update

On June 17, 2021, the Company sold a 198,000 square foot office oriented flex business park located in Chantilly, Virginia, for net proceeds of $32.6 million. Subsequent to June 30, 2021, the Company completed the sale of a 244,000 square foot office business park located in Herndon, Virginia, for a gross sales price of $41.3 million. Both properties were reclassified as held for sale as of December 31, 2020. The Company noted that these dispositions are consistent with its strategy to opportunistically divest certain non-strategic assets.

The Company also announced that it is separately marketing for sale a 371,000 square foot flex park located in San Diego, California, and 267,000 square feet of flex properties located in Irving, Texas. The Company noted that it is not committed to, or required to, sell these assets and will evaluate the prospect of a sale based on market interest. Due to the uncertainty of these potential dispositions, the properties remain as held for use in the consolidated financial statements as of June 30, 2021 and for all comparable periods.

Distributions Declared

On July 27, 2021, the Board of Directors declared a quarterly dividend of $1.05 per share of common stock. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock. Distributions for both common stock and preferred stock will be payable on September 30, 2021 to stockholders of record on September 15, 2021.

Company Information

PS Business Parks, Inc. (NYSE:PSB), a S&P MidCap 400 company, is a REIT that acquires, develops, owns, and operates commercial properties, predominantly multi-tenant industrial, industrial-flex, and low-rise suburban office. Located primarily in major coastal markets, PS Business Parks’ 96 properties serve approximately 5,000 tenants in 27 million square feet of space as of August 3, 2021. The portfolio also includes 800 residential units (including units in-process).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends,” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the duration and severity of the COVID-19 pandemic and its impact on our business and our customers; the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance, and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs; security breaches, including ransomware, or a failure of the Company’s networks, systems or technology, which could adversely impact the Company’s operations or its business, customer and employee relationships or result in fraudulent payments; the impact of general economic and business conditions, including as a result of the economic fallout of the COVID-19 pandemic; rental rates and occupancy levels at the Company’s facilities; and changes in these conditions as a result of the COVID-19 pandemic, the availability of permanent capital at attractive rates, the outlook and actions of rating agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K, and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday, August 4, 2021, at 10:00 a.m. PDT (1:00 p.m. EDT) to discuss second quarter results. The toll free number is (877) 876-9176; the conference ID is PSBQ221. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through August 18, 2021 at (800) 839-4018, as well as via webcast on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS

Cash and cash equivalents	$115,965	$69,083

Real estate facilities, at cost
Land	865,081	864,092
Buildings and improvements	2,204,461	2,186,621

	3,069,542	3,050,713
Accumulated depreciation	(1,219,040)	(1,181,402)

	1,850,502	1,869,311
Properties held for sale, net	12,871	26,273
Land and building held for development, net	52,529	40,397

	1,915,902	1,935,981
Rent receivable	1,903	1,519
Deferred rent receivable	37,589	36,788
Other assets	15,165	14,334

Total assets	$2,086,524	$2,057,705

LIABILITIES AND EQUITY

Accrued and other liabilities	$88,989	$82,065

Total liabilities	88,989	82,065
Commitments and contingencies
Equity
PS Business Parks, Inc.’s stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 37,790 shares issued and outstanding at ($944,750 aggregate liquidation preference) June 30, 2021 and December 31, 2020	944,750	944,750
Common stock, $0.01 par value, 100,000,000 shares authorized, 27,541,464 and 27,488,547 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	275	274
Paid-in capital	739,336	738,022
Accumulated earnings	89,800	73,631

Total PS Business Parks, Inc.’s stockholders’ equity	1,774,161	1,756,677
Noncontrolling interests	223,374	218,963

Total equity	1,997,535	1,975,640

Total liabilities and equity	$2,086,524	$2,057,705

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
Rental income	$109,364	$100,559	$217,411	$206,775
Expenses
Cost of operations	31,849	30,131	65,067	61,394
Depreciation and amortization	22,514	22,963	45,499	49,582
General and administrative	4,799	3,004	9,181	6,327

Total operating expenses	59,162	56,098	119,747	117,303

Interest and other income	923	225	1,179	782
Interest and other expense	(268)	(203)	(479)	(364)
Gain on sale of real estate facility	19,193	—	19,193	19,621

Net income	70,050	44,483	117,557	109,511
Allocation to noncontrolling interests	(12,094)	(6,795)	(19,505)	(17,887)

Net income allocable to PS Business Parks, Inc.	57,956	37,688	98,052	91,624
Allocation to preferred stockholders	(12,047)	(12,047)	(24,093)	(24,093)
Allocation to restricted stock unit holders	(314)	(119)	(478)	(394)

Net income allocable to common stockholders	$45,595	$25,522	$73,481	$67,137

Net income per share of common stock
Basic	$1.66	$0.93	$2.67	$2.44
Diluted	$1.65	$0.93	$2.66	$2.44
Weighted average common stock outstanding
Basic	27,531	27,479	27,513	27,464
Diluted	27,632	27,560	27,611	27,557

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”), Core FFO, and Funds Available for Distribution (“FAD”)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
Net income allocable to common stockholders	$45,595	$25,522	$73,481	$67,137
Adjustments
Gain on sale of real estate facility	(19,193)	—	(19,193)	(19,621)
Depreciation and amortization expense	22,514	22,963	45,499	49,582
Net income allocated to noncontrolling interests	12,094	6,795	19,505	17,887
Net income allocated to restricted stock unit holders	314	119	478	394
FFO allocated to joint venture partner	(18)	(38)	(45)	(81)

FFO allocable to diluted common stock and units (1)	61,306	55,361	119,725	115,298
Maryland reincorporation costs	510	—	510	—

Core FFO allocable to diluted common stock and units (1)	61,816	55,361	120,235	115,298
Adjustments
Recurring capital improvements	(3,788)	(3,565)	(4,436)	(4,788)
Tenant improvements	(4,115)	(4,155)	(7,024)	(7,701)
Capitalized lease commissions	(1,556)	(1,254)	(3,404)	(3,336)
Non-cash rental income (2)	(183)	(2,746)	(1,490)	(3,810)
Non-cash stock compensation expense	2,301	931	4,081	1,873
Cash paid for taxes in lieu of stock upon vesting of restricted stock units	(5)	(5)	(3,202)	(3,660)

FAD allocable to diluted common stock and units (1)	$54,470	$44,567	$104,760	$93,876

Distributions to common stockholders, noncontrolling interests, and restricted stock unit holders	$36,813	$36,698	$73,537	$73,406
Distribution payout ratio	67.6%	82.3%	70.2%	78.2%
Reconciliation of earnings per share to FFO per share
Net income per share of common stock—diluted	$1.65	$0.93	$2.66	$2.44
Gain on sale of real estate facility	(0.54)	—	(0.54)	(0.56)
Depreciation and amortization expense	0.64	0.66	1.31	1.42

FFO per share (1)	1.75	1.59	3.43	3.30
Maryland reincorporation costs	0.01	—	0.01	—

Core FFO per share (1)	$1.77	$1.59	$3.44	$3.30

Weighted average outstanding
Common stock	27,531	27,479	27,513	27,464
Common operating partnership units	7,305	7,305	7,305	7,305
Restricted stock units	32	43	35	65
Common stock equivalents	101	81	98	93

Total diluted common stock and units	34,969	34,908	34,951	34,927

(1)	Defined in Funds from Operations (“FFO”), Core FFO, and Funds Available for Distribution (“FAD”).
(2)	Non-cash rental income includes amortization of deferred rent receivable, in-place lease intangible, tenant improvement reimbursements, and lease incentives.

PS BUSINESS PARKS, INC.

Reconciliation of Selected Non-GAAP Measures to Analogous GAAP Measures

(Unaudited, in thousands)

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2021	2020	Change	2021	2020	Change
Rental income
Same Park	$101,501	$94,078	7.9%	$201,496	$193,208	4.3%
Non-Same Park	3,926	2,067	89.9%	7,695	4,488	71.5%
Multifamily	2,248	2,488	(9.6%)	4,575	5,048	(9.4%)
Assets sold or held for sale (1)	1,689	1,926	(12.3%)	3,645	4,031	(9.6%)

Total rental income	109,364	100,559	8.8%	217,411	206,775	5.1%

Cost of operations
Adjusted Cost of Operations (2)
Same Park	28,330	27,181	4.2%	58,014	55,561	4.4%
Non-Same Park	1,187	878	35.2%	2,340	1,707	37.1%
Multifamily	1,177	1,002	17.5%	2,244	2,018	11.2%
Assets sold or held for sale (1)	674	804	(16.2%)	1,532	1,568	(2.3%)
Stock compensation expense (3)	481	266	80.8%	937	540	73.5%

Total cost of operations	31,849	30,131	5.7%	65,067	61,394	6.0%

Net operating income (2)
Same Park	73,171	66,897	9.4%	143,482	137,647	4.2%
Non-Same Park	2,739	1,189	130.4%	5,355	2,781	92.6%
Multifamily	1,071	1,486	(27.9%)	2,331	3,030	(23.1%)
Assets sold or held for sale (1)	1,015	1,122	(9.5%)	2,113	2,463	(14.2%)
Stock compensation expense (3)	(481)	(266)	80.8%	(937)	(540)	73.5%
Depreciation and amortization expense	(22,514)	(22,963)	(2.0%)	(45,499)	(49,582)	(8.2%)
General and administrative expense	(4,799)	(3,004)	59.8%	(9,181)	(6,327)	45.1%
Interest and other income	923	225	310.2%	1,179	782	50.8%
Interest and other expense	(268)	(203)	32.0%	(479)	(364)	31.6%
Gain on sale of real estate facility	19,193	—	100.0%	19,193	19,621	(2.2%)

Net income	$70,050	$44,483	57.5%	$117,557	$109,511	7.3%

(1)

Amounts shown for the three and six months ended June 30, 2021 include operating results attributable to assets held for sale comprising 244,000 square feet (subsequently sold in July 2021) and an asset sold in June 2021 comprising 198,000 square feet. Amounts shown for the three months ended June 30, 2020 include operating results attributable to assets held for sale comprising 244,000 square feet, the asset sold in June 2021 comprising 198,000 square feet, and an asset sold in September 2020 comprising 40,000 square feet. Amounts shown for the six months ended June 30, 2020 include operating results attributable to assets held for sale comprising 244,000 square feet, the asset sold in June 2021 comprising 198,000 square feet, the asset sold in September 2020 comprising 40,000 square feet, and an asset sold in January 2020 comprising 113,000 square feet.

(2)	Defined in Property Operations–Same Park Portfolio table.
(3)

Stock compensation expense, as shown here, represents stock compensation expense for employees whose compensation expense is recorded in cost of operations. Note that stock compensation expense attributable to the executive management team (including divisional vice presidents) and other corporate employees is recorded within general and administrative expense.